UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 1, 2025

Date of Report (date of earliest event reported)

BLADE AIR MOBILITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

31 Hudson Yards, 14th Floor

New York, NY 10001

(Address of principal executive offices and zip code)

(212) 967-1009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BLDE	The Nasdaq Stock Market
Warrants, each exercisable for one share of Common Stock at a price of $11.50	BLDEW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On August 1, 2025, Blade Air Mobility, Inc., a Delaware corporation (“Blade” or the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) among the Company, Trinity Medical Intermediate II, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Blade Urban Air Mobility, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Joby Aviation, Inc., a Delaware corporation (“Joby Aviation”), and Joby Aero, Inc., a Delaware corporation and wholly owned subsidiary of Joby Aviation (the “Joby Buyer”), pursuant to which, following a series of restructuring activities designed to separate Blade’s Passenger business from the rest of the Company’s businesses, the Joby Buyer will acquire the Blade Passenger business. The Passenger business acquired by the Joby Buyer pursuant to the Purchase Agreement shall consist of Blade’s business of offering, selling, promoting, marketing, planning, booking, brokering, coordinating and arranging the transportation of passengers on aircraft operated by other entities and related ground transportation services. The consideration to be paid to the Company will be comprised of up to $125 million in cash or shares of Joby Aviation’s common stock, par value $0.0001 per share (the “Buyer Shares”), at the Joby Buyer’s option, of which the Company will receive $90 million upon the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), subject to certain adjustments and customary indemnity holdbacks as described in the Purchase Agreement, and up to $35.0 million (the “earn out”) to be received upon the satisfaction of certain employee retention and financial performance targets described in the Purchase Agreement during the 18 and 12 months, respectively, following the Closing. The number of Buyer Shares issued to the Company, if any, shall be based on the average of the daily volume-weighted average sales price per Buyer Share on the New York Stock Exchange for each of the ten consecutive trading days ending on and including the first trading day preceding the date of Closing or, with respect to the earn out, the applicable measurement dates described in the Purchase Agreement. Joby Aviation has agreed to register any Buyer Shares issued to the Company pursuant to the Purchase Agreement for resale under the Securities Act of 1933, as amended.

Pursuant to the Purchase Agreement, the Company, Joby Aviation and the Joby Buyer will enter into certain ancillary agreements on the date of the Closing pursuant to which, among other things and subject to certain exceptions, the Company will agree to certain non-solicitation and non-compete obligations that restrict its ability to offer short distance or jet charter services for a period of eight and three years, respectively, and Joby Buyer will have the right, but not the obligation, to provide certain medical transport services to Blade. The Purchase Agreement and the transactions contemplated thereby, including the transactions contemplated by the ancillary agreements described therein are collectively referred to as the “Transactions.”

The consummation of the Transactions is subject to the satisfaction or waiver of certain closing conditions, including without limitation (i) the absence of any injunction, restraining order or applicable law prohibiting the transactions contemplated by the Purchase Agreement, (ii) the accuracy of representations and warranties set forth in the Purchase Agreement and compliance with covenants set forth in the Purchase Agreement (in each case, subject to certain materiality or material adverse effect qualifications), (iii) the absence of any material adverse effect with respect to the Company’s ability to consummate the transactions or the Passenger business, (iv) the absence of any proceeding seeking damages against the Joby Buyer or the Passenger business if the Transactions are consummated (other than damages that would not be expected to have a material adverse effect), (v) the retention of certain employees of the Passenger business and (vi) the completion by the Company of certain reorganization activities intended to separate the Passenger business from the remainder of the Company’s business.

The Purchase Agreement contains certain termination rights for the parties, including, among others, if the Transactions do not close before December 1, 2025 or issuance by any governmental authority of an order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions.

The parties have made customary representations, warranties and covenants in the Purchase Agreement, including covenants relating to (i) the conduct of each party’s respective businesses in the ordinary course between the date of the signing of the Purchase Agreement and the consummation of the Transactions, (ii) the parties using their respective reasonable best efforts to obtain any necessary third-party approvals, on the terms and subject to the conditions set forth in the Purchase Agreement and (iii) certain reorganization activities intended to separate the Passenger business from the remainder of the Company’s business.

The foregoing summary of the Purchase Agreement and the Transactions contemplated thereby, does not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or any other parties thereto. The representations, warranties and covenants of each party set forth in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

In connection with the execution of the Purchase Agreement, the Company entered into a Transition and Transaction Bonus Agreement, dated August 1, 2025 (the “Transition Agreement”), with the Company’s Chief Executive Officer, Robert Wiesenthal. Pursuant to the Transition Agreement, effective as of the Closing, Mr. Wiesenthal’s employment with the Company will terminate and he will be appointed to serve as the Chairman of the Company’s board of directors (the “Board”), in which capacity he will serve until his resignation or removal in accordance with the Company’s governance documents and applicable law.

On August 1, 2025, the Board determined that, effective as of the Closing, Melissa Tomkiel, the Company’s President and General Counsel, and William Heyburn, the Company’s Chief Financial Officer and Head of Corporate Development, will assume the roles of co-Chief Executive Officers of the Company. Ms. Tomkiel is expected to continue to also serve as the Company’s General Counsel and Mr. Heyburn is expected to continue to also serve as the Company’s Chief Financial Officer.

Information regarding Ms. Tomkiel and Mr. Heyburn and their respective time with the Company, business experience and compensation arrangements are disclosed under the headings “Executive Officers” and “Executive Compensation” in the Company’s definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on March 24, 2025, and such information is incorporated herein by reference. The Board has not determined to make any changes to Ms. Tomkiel’s or Mr. Heyburn’s existing compensation arrangements at this time. As of the date of this Report, neither Ms. Tomkiel or Mr. Heyburn, nor any of their respective immediate family members, had a direct or indirect material interest in any transaction that would be required to be reported under Item 404(a) of Regulation S-K. Neither Ms. Tomkiel nor Mr. Heyburn have a family relationship with any of the Company’s directors or other executive officers.

Transition Agreement

The Transition Agreement provides for the following:

•	As Chairman, Mr. Wiesenthal will receive compensation for his service on the Board in accordance the Company’s compensation program for nonemployee directors as in effect from time to time. However, the cash component of his director compensation will be paid in the form of additional restricted stock units (“RSUs”) subject to the terms of the annual director RSU grant (prorated for 2025).

•	If Mr. Wiesenthal’s beneficial ownership of the Company drops below 5%, the Board may require that Mr. Wiesenthal (i) resign as a member of the Board if such event occurs during the first 18 months following the Closing, or (ii) resign as Chairman (but not as a member of the Board) if his ownership percentage drops below 5% at any time thereafter.

•	During the period between the date hereof and the Closing, Mr. Wiesenthal will continue to serve as the Company’s Chief Executive Officer and receive his base salary and benefits as in effect on the date of the Transition Agreement.

• After the Closing and subject to his executing an irrevocable release of claims in favor of the Company and continued compliance with any applicable restrictive covenants with the Company, the Company will pay to Mr. Wiesenthal (i) his annual bonus, based on actual performance and paid no later than March 15, 2026 but prorated to reflect his partial year of service as Chief Executive Officer through the Closing, and (ii) a transaction bonus payment in the amount of $3,750,000, $750,000 of which will be paid within 30 days of the Closing, and the remaining $3,000,000 of which will be paid in equal monthly installments over 36 months following the Closing. If his employment with Joby Aviation or its affiliates is terminated without “Cause” or due to his resignation for “Good Reason” (as each such term is defined in the Transition Agreement), Mr. Wiesenthal will continue to receive the then unpaid portions of the transaction bonus, subject to his continued compliance with the applicable restrictive covenants. Mr. Wiesenthal’s entitlement to any further installments of the transaction bonus will cease if he engages in any action as a member of the Board that constitutes Director Cause (as defined in the Transition Agreement).

•	The Transition Agreement amends a portion of Mr. Wiesenthal’s outstanding performance stock units (“PSUs”), which portion will be determined by dividing $3,000,000 by the closing price of a share of the Company’s common stock on the Closing date and rounding up to the nearest whole PSU (such PSUs, the “Earnout PSUs”) so that such Earnout PSUs will vest based on the level of achievement of the following performance goals: (i) no Earnout PSUs vest if the Adjusted EBITDA achieved for the Measurement Period (as each such term is defined in the EBITDA Earnout Exhibit to the Purchase Agreement) is at the Minimum Hurdle (as defined in the Transition Agreement), (ii) 50% of the Earnout PSUs vest if the Adjusted EBITDA achieved for the Measurement Period is at the 50% Hurdle (as defined in the Transition Agreement), (iii) 100% of the Earnout PSUs vest if the Adjusted EBITDA achieved for the Measurement Period is at the Target Hurdle (as defined in the Transition Agreement), and (iv) 150% of the Earnout PSUs vest if the Adjusted EBITDA achieved for the Measurement Period is at the Maximum Hurdle (as defined in the Transition Agreement). If the Adjusted EBITDA achieved for the Measurement Period is between any two hurdles, the percentage of Earnout PSUs that will vest will be determined using linear interpolation between the two hurdles. Notwithstanding the foregoing, if (1) the Company’s common stock price on the 18-month anniversary of Closing is higher than at Closing (in each case, determining using a 10-day volume weighted average), and (2) the performance goal resulting in 100% vesting of the Earnout PSUs is not achieved, then (x) the number of Earnout PSUs to be forfeited will be calculated by determining the percentage of the Earnout PSUs that will vest and multiplying the number of unvested Earnout PSUs after applying that percentage by the Company’s closing stock price on the Closing date using a 10-day volume weighted average (the “Forfeited Value”) and (y) dividing the Forfeited Value by the closing price of a share of the Company’s common stock on the 18-month anniversary of the Closing using a 10-day volume weighted average (the “Forfeited PSUs”). The number of Earnout PSUs equal to the difference between the total number of Earnout PSUs and the number of Forfeited PSUs will vest and be settled at target performance levels upon the Company receiving the portion of the retention earn-out payment under the Purchase Agreement that is solely contingent on Mr. Wiesenthal’s continued service with Joby Aviation or its affiliates following the Closing.

•	The Transition Agreement amends Mr. Wiesenthal’s currently outstanding RSUs and those currently outstanding PSUs that are not Earnout PSUs such that they will vest upon the Company receiving the portion of the retention earn-out payment under the Purchase Agreement that is solely contingent on Mr. Wiesenthal’s continued service with Joby Aviation following the Closing.

•	The vesting of any of Mr. Wiesenthal’s RSUs and PSUs is contingent upon (i) his executing an irrevocable release of claims in favor of the Company and continued compliance with any applicable restrictive covenants with the Company, and (ii) the Company receiving the portion of the retention earn-out payment under the Purchase Agreement that is solely contingent on Mr. Wiesenthal’s continued service with Joby Aviation or its affiliates following the Closing.

•	If Mr. Wiesenthal’s employment with Joby Aviation or its affiliates is terminated without Cause or due to his resignation for Good Reason, Mr. Wiesenthal will remain eligible to vest in his PSUs and RSUs to the extent the conditions described above are achieved.

•	Immediately prior to, and subject to the occurrence of Closing, Mr. Wiesenthal will be granted an aggregate of $375,000 of flight credits for personal travel on flights with the Business (as defined in the Purchase Agreement), which flight credits will be recorded as a liability of the Business.

•	The Company also agreed to reimburse up to $75,000 in legal fees incurred by Mr. Wiesenthal in connection with negotiating and documenting the Transition Agreement.

The Transition Agreement will be void ab initio if the Closing does not occur.

The foregoing summary of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions that the forward-looking information presented in this Current Report is not a guarantee of future events, and that actual events and results may differ materially from those made in, or suggested by, the forward-looking information contained in this Current Report. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as “will”, “could”, “continue”, “expect”, “may”, “future”, and “target”, and other similar expressions and the negatives of those terms.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including, but not limited to: (i) the occurrence of any event, change, or circumstance that could give rise to the termination of the Purchase Agreement or the Transition Agreement or any delay in, or failure to, consummate the Transactions; (ii) the effect of the announcement of the events described in this Current Report and the proposed Transactions on the Company’s business relationships, operating results, and business generally; (iii) unexpected costs, charges, or expenses resulting from the events described in this Current Report and the proposed Transactions; and (iv) other risks described in the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company. Any forward-looking information presented herein is made only as of the date of this Current Report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Equity Purchase Agreement, dated as of August 1, 2025, among the Company, Trinity Medical Intermediate II, Inc, Blade Urban Air Mobility, Inc., Joby Aviation, Inc and Joby Aero, Inc.
10.1	Transition and Transaction Bonus Agreement, dated as of August 1, 2025, between Robert S. Wiesenthal and the Company
99.1	Press Release, dated August 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLADE AIR MOBILITY, INC.

Dated: August 4, 2025	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Chief Financial Officer